As filed with the Securities and Exchange Commission on November 15, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXAMWORKS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-2909425
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA	30305
(Address of Principal Executive Offices)	(Zip Code)

ExamWorks Group, Inc. Amended and Restated 2008 Stock Incentive Plan
(Full titles of the plans)

J. Miguel Fernandez de Castro
Chief Financial Officer
ExamWorks Group, Inc.
3280 Peachtree Road, N.E.
Suite 2625
Atlanta, GA  30305
(Name and address of agent for service)

(404) 952-2400
 (Telephone number, including area code, of agent for service)

Copies to:

Reinaldo Pascual
Paul Hastings LLP
600 Peachtree Street, N.E.
Suite 2400
Atlanta, GA  30308
(Name and address of agent for service)

(404) 815-2227
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.0001 par value per share	5,000,000	$7.29	$36,450,000	$4,177.17

(1)
10,282,200 shares of Common Stock of the Registrant were previously registered pursuant to the Registrant’s Registration Statement on Form S-8, Registration No. 333-170487, filed on November 9, 2010 (the “2010 Registration Statement”) with respect to the ExamWorks Group, Inc. Amended and Restated 2008 Stock Incentive Plan, as amended effective August 3, 2011 (the “Plan”).  The Registrant paid a registration fee of $7,942 in connection with the registration of its Common Stock pursuant to the 2010 Registration Statement.  This Registration Statement on Form S-8 is filed to register an additional 5,000,000 shares of Common Stock with respect to the Plan, which are available for issuance thereunder.  Therefore, the Registrant is paying an additional registration fee of $4,177.17 with this Registration Statement.  In accordance with General Instruction E to Form S-8, the Registrant incorporates by reference the contents of the 2010 Registration Statement.  Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Registrant, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended.  The offering price is calculated pursuant to Rule 457(c) based on the average of the high and low sales prices ($7.29 per share) for the Registrant’s Common Stock as quoted on the New York Stock Exchange on November 14, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.                 PLAN INFORMATION.

Not required to be filed with this Registration Statement.*

ITEM 2.                 REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.*

* The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of this Registration Statement will be sent or given to participants of the Plan as specified by Rule 428(b)(1) under the Securities Act.  As permitted by Part I of Form S-8, such documents are not required to be, and are not, filed with the U.S. Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                 INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by ExamWorks Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated in this Registration Statement by reference:

(a)  The Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(b)  The Company’s Quarterly Report on Form 10-Q for the Quarterly Periods ended March 31, 2011, June 30, 2011 (as amended), and September 30, 2011.

(c)  The Company’s Current Reports on Form 8-K filed on January 13, 2011 (excluding Item 7.01 therein), February 9, 2011, March 1, 2011 (excluding Item 7.01 therein)(as amended May 6, 2011), May 10, 2011 (excluding Item 2.02 therein) (as amended July 1, 2011), May 13, 2011, May 17, 2011, May 20, 2011, July 8, 2011 (excluding Items 2.02 and 7.01 therein), July 11, 2011, July 14, 2011 (excluding Item 7.01 therein), July 22, 2011, and August 8, 2011.

(d)  The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, No. 1-34930, filed on October 25, 2010 under the Securities Exchange Act of 1934.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering of the Common Stock covered by this Registration Statement shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of each such document.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the shares of Common Stock being offered by this prospectus and certain other legal matters are being passed upon for the Registrant by Paul Hastings LLP.  A partner of Paul Hastings LLP owns shares of the Registrant’s Common Stock.

ITEM 8. EXHIBITS.

(a) The following exhibits are filed herewith

Exhibit Number	Description

4.1
Amended and Restated 2008 Stock Incentive Plan of the Registrant, effective as of July 12, 2010 (filed as Exhibit 10.2.1 to the Registant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 13, 2010 and incorporated by reference herein).

4.1.1
First Amendment to Amended and Restated 2008 Stock Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on August 8, 2011 and incorporated by reference herein)

5.1	Opinion of Paul Hastings LLP

23.1	Consent of KPMG LLP

23.2	Consent of KPMG LLP – (UK)

23.3	Consent of UHY LLP

23.4	Consent of Paul Hastings LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page hereto).

___________________

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on November 15, 2011.

ExamWorks Group, Inc.

By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard E. Perlman, Jim K. Price, and J. Miguel Fernandez de Castro, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE(S)	DATE
/s/ Richard E. Perlman	Executive Chairman of the Board	November 15, 2011
Richard E. Perlman

/s/ James K. Price	Chief Executive Officer and Director (principal executive officer)	November 15, 2011
James K. Price

/s/ J. Miguel Fernandez de Castro	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	November 15, 2011
J. Miguel Fernandez de Castro

/s/ Peter B. Bach	Director	November 15, 2011
Peter B. Bach, M.D., MAPP

/s/ Peter M. Graham	Director	November 15 , 2011
Peter M. Graham

/s/ J. Thomas Presby	Director	November 15, 2011
J. Thomas Presby

/s/ William A. Shutzer	Director	November 15, 2011
William A. Shutzer

/s/ David B. Zenoff	Director	November 15, 2011
David B. Zenoff

EXHIBITS

Exhibit Number	Description

4.1
Amended and Restated 2008 Stock Incentive Plan of the Registrant, effective as of July 12, 2010 (filed as Exhibit 10.2.1 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 13, 2010 and incorporated by reference herein).

4.1.1
First Amendment to Amended and Restated 2008 Stock Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on August 8, 2011 and incorporated by reference herein)

5.1	Opinion of Paul Hastings LLP

23.1	Consent of KPMG LLP

23.2	Consent of KPMG LLP – (UK)

23.3	Consent of UHY LLP

23.4	Consent of Paul Hastings LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page hereto).